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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            WIRELESS XCESSORIES GROUP
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             (Exact name of registrant as specified in its charter)


                Delaware                                 13-3835420
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                 1840 County Line Road
                       Suite 301
            Huntingdon Valley, Pennsylvania                    19006
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        (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class          Name of each exchange on which
               to be so registered          each class is to be registered

           Common Stock $.01 par value          American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
None

Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
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                                (Title of Class)

                                      N/A
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                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The certificate of Incorporation of Wireless Xcessories Group, Inc.
(the "Company") provides that the company is authorized to issue 10,000,000 shares of common stock, $.001 par value per share ("Common Stock"). The American Stock Exchange has approved Wireless Xcessories Group, Inc., to trade 5,655,580 shares of Common Stock at a par value of $.01 per share. As of May 1, 2005, Wireless Xcessories Group had 4,458,195 shares of Common Stock issued and outstanding net of treasury stock.



ITEM 2. EXHIBITS.

        N/A

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             WIRELESS XCESSORIES GROUP



Date: May 25, 2005                           By: /s/ Stephen Rade
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                                                 Stephen Rade
                                                 Chief Executive Officer







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